Consent of Independent Certified Public Accountant


        I consent to the suse in this Registration Statement on Form SB-2 of my report dated November 8, 2001, relating to the financial statements of R Lang Construction, Inc. (an S Corporation), and to the reference to my firm under the caption "Experts" in the Prospectus.


                                       /s/ Tim Quintanilla
                                       ---------------------------
                                       A Professional Accountancy Corporation
                                       Laguna Niguel, California

                                       December 28, 2001